
<ARTICLE> 5
<LEGEND>
This financial data schedule contains summary financial information extracted from the Company's six months ended June 30, 1997 Consolidated Statement of Income and the Condensed Consolidated Balance Sheet. This information is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000796370
<NAME> UNITED ASSET MANAGEMENT CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                         151,625
<SECURITIES>                                         0
<RECEIVABLES>                                  145,374
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               307,868
<PP&E>                                          77,520
<DEPRECIATION>                                  44,875
<TOTAL-ASSETS>                               1,502,873<F1>
<CURRENT-LIABILITIES>                          199,047
<BONDS>                                        697,922<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           703
<OTHER-SE>                                     569,326
<TOTAL-LIABILITY-AND-EQUITY>                 1,502,873
<SALES>                                              0
<TOTAL-REVENUES>                               435,094
<CGS>                                                0
<TOTAL-COSTS>                                  283,041
<OTHER-EXPENSES>                                50,574<F3>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              17,414
<INCOME-PRETAX>                                 84,065
<INCOME-TAX>                                    35,980
<INCOME-CONTINUING>                             48,085
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    48,085
<EPS-PRIMARY>                                      .66
<EPS-DILUTED>                                      .65

<F1>Includes $1,110,670,000 of cost assigned to contracts acquired, net.
<F2>Includes 150,000,000 in senior notes payable and $ 547,922,000 in subordinated notes payable.
<F3>Represents amortization of cost assigned to contracts acquired for the six months ended June 30,1997.

